UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2007

Icagen, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50676	56-1785001
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4222 Emperor Boulevard, Suite 350 Durham, North Carolina	27703
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 941-5206

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 18, 2007, Icagen, Inc. (the “Company”) entered into a Fifth Amendment to Lease, dated as of June 4, 2007 (the “Amendment”), with Royal Center IC, LLC (the “Landlord”), successor-in-interest to Petula Associates, Ltd. (“Petula”), to amend the Lease Agreement, dated November 5, 1997, between Petula and the Company, as amended (the “Lease”). Pursuant to the Lease, the Company leases certain premises located at 4222 Emperor Boulevard, Durham, North Carolina (the “Premises”) for its executive offices and for research space. Prior to the Amendment, the Company’s lease of various pieces of the Premises would have expired on a range of dates between December 31, 2007 and September 30, 2008. The Amendment extends the term of the Company’s lease of the Premises for a period such that the lease of the entire Premises will expire on December 31, 2011 (the “Extension Term”). The Minimum Rental, as defined in the Lease, for the Premises will be $278,376.00, $286,826.76, $295,277.40 and $304,225.20, respectively, for each of the four years of the Extension Term. The Amendment also provides that the Company will not be obligated to pay the three monthly installments of Minimum Rental due with respect to the Premises for the first three months of the Extension Term (the “Abated Rent”), provided that the Company is not in default under the Lease, as amended. In the event of an uncured default by the Company under the Lease, as amended, the Company will be obligated to pay the Abated Rent amount to the Landlord in addition to the Landlord’s other remedies. Landlord and the Company are also parties to a Lease Agreement, dated December 17, 1992, as amended, with respect to certain other premises at 4222 Emperor Boulevard.

The foregoing summary of the Amendment is subject to, and qualified in its entirety by, the Amendment attached to this Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On June 21, 2007, the Company received a notice, dated June 18, 2007, from McNeil Consumer Healthcare (“McNeil”) notifying the Company of McNeil’s decision to terminate, effective September 18, 2007, the Collaboration Agreement, dated June 14, 2004, between McNeil Consumer & Specialty Pharmaceuticals, a division of McNeil-PPC, Inc., and the Company (the “Agreement”). The Agreement set forth the terms of the collaboration between the Company and McNeil for the development and commercialization of senicapoc for the treatment of sickle cell disease. McNeil exercised its right to terminate the Agreement without cause upon three months’ prior notice after a period of two years from the date of the Agreement. A description of the terms and conditions of the Agreement can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 under the heading “Business—Our Collaborations – McNeil,” and such description is incorporated herein by reference. McNeil and the Company are also parties to a Co-Promotion Agreement dated June 14, 2004. On June 21, 2007, the Company issued a press release announcing the termination of the Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAGEN, INC.

Date: June 22, 2007

By: /s/ P. Kay Wagoner, Ph.D.

        P. Kay Wagoner, Ph.D.

        President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Fifth Amendment to Lease, dated as of June 4, 2007, by and between Royal Center IC, LLC and the Company.

99.2	Press Release entitled “Icagen Receives Notification from McNeil of Termination of Collaboration Agreement” issued by the Company on June 21, 2007.